Exhibit 10.17

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED LICENSE AGREEMENT

This LICENSE AGREEMENT is entered into as of December 15, 2008 and is hereby made effective as of December 15, 2008 (the “EFFECTIVE DATE”) by and between The University of North Carolina at Chapel Hill having an address at Campus Box 4105, 308 Bynum Hall, Chapel Hill, North Carolina, 27599-4105 (hereinafter referred to as “UNIVERSITY”) and Liquidia Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office/place of business at 419 Davis Drive, Suite 100, Durham, NC  27713 (hereinafter referred to as “LICENSEE”).

WITNESSETH

WHEREAS, UNIVERSITY owns and controls certain valuable inventions relating to the fabrication, use and engineering of various technologies, including microfluidic devices, small-scale particles, and display devices; and

WHEREAS, UNIVERSITY jointly owns patent applications relating to, and including, the patent application “Photocurable Perfluoropolymers for use as Novel Materials in Microfluidic Devices,” contained in UNIVERSITY files reference number 04-0013 with The California Institute of Technology, (“CALTECH”) and has entered into an Inter-Institutional Agreement on September 16, 2004 and First Amendment to Inter-Institutional Agreement having an effective date of December 8, 2008 (collectively “IIA”) whereby CALTECH has granted UNIVERSITY the exclusive right to grant licenses under CALTECH’s rights to such patent applications in all fields except microfluidics and microfluidic devices to LICENSEE (CALTECH has separately licensed its rights in microfluidics and microfluidic devices); and

WHEREAS, the INVENTIONS (as defined below) were, in part, developed by Joseph M. DeSimone and Edward T. Samulski (“INVENTOR(S)”) of the UNIVERSITY; and

WHEREAS, UNIVERSITY is interested in licensing its information and technology concerning the INVENTIONS in a manner that will benefit the public, and the grant of a license best facilitates the distribution of useful products and the utilization of new processes; and

WHEREAS, LICENSEE desires to obtain a license to use the INVENTIONS as herein provided and commits to using best efforts and resources, taking into account the financial condition of LICENSEE and general business and market conditions, in a thorough, vigorous and diligent program of commercializing products and processes based upon or embodying said INVENTIONS under the terms and conditions set forth herein;

WHEREAS, LICENSEE, UNIVERSITY, and North Carolina State University (“NCSU”) have previously entered into a certain License Agreement, dated November 8, 2004 which was amended under a First Amendment to License Agreement on April 10, 2006, and a Second Amendment to License Agreement on August 16, 2007  (the “NOVEMBER 2004 LICENSE AGREEMENT”), pursuant to which UNIVERSITY and NCSU granted such a license to LICENSEE, and LICENSEE, UNIVERSITY, NCSU, and CALTECH have previously entered into a certain License Agreement, dated December 17, 2004 (the “DECEMBER 2004 LICENSE

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT”), pursuant to which UNIVERSITY, NCSU, and CALTECH granted such a license to LICENSEE (collectively, the NOVEMBER 2004 LICENSE AGREEMENT and DECEMBER 2004 LICENSE AGREEMENT are referred to hereinafter as “ORIGINAL LICENSE AGREEMENT”);

WHEREAS, the parties desire to combine the ORIGINAL LICENSE AGREEMENTS into a single amended and restated agreement to:  1) remove NCSU as a party (due to an executed Inter-Institutional Intellectual Property Agreement on November 6, 2007 and a First Amendment to Inter-Institutional Intellectual Property Agreement, having an effective date of December 8, 2008, between NCSU and UNIVERSITY that declares that NCSU has no rights or interest in INVENTIONS and empowers UNIVERSITY to enter into this Agreement on its own), 2) remove CALTECH as a party to the DECEMBER 2004 LICENSE AGREEMENT (due to the execution of the IIA that empowers UNIVERSITY to enter into this Agreement on its own) and 3) to reflect certain amendments agreed upon in connection with the ongoing development of products and services incorporating the INVENTIONS;

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained in this LICENSE AGREEMENT and for good and valuable consideration, it is agreed by and between UNIVERSITY and LICENSEE as follows:

ARTICLE 1

DEFINITIONS

1.1                               “AFFILIATE” means (a) any person or entity which owns or controls at least fifty percent (50%) of the equity or voting stock of the LICENSEE, or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by LICENSEE or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of LICENSEE.

1.2                               “INVENTIONS” means the inventions described or disclosed in the invention disclosures, including all paperwork, patent applications, supporting data and related documentation filed with UNIVERSITY’s Office of Technology Development and identified by the ‘UNC ref: No’ listed on Exhibit A to this LICENSE AGREEMENT.

1.3                               “LICENSED FIELD” means all fields.

1.4                               “LICENSED PRODUCTS” means any method or process, composition, product, or component part thereof covered in whole or in part by an issued, unexpired, or pending claim contained in the PATENT RIGHTS whose manufacture, use or sale includes any use of UNIVERSITY TECHNOLOGY or PATENT RIGHTS.

1.5                               “LICENSED TERRITORY” means the entire world.

1.6                               “NET SALES” means the total invoiced sales price less any charges for (a) sales taxes or other taxes separately stated on the invoice, (b) shipping and insurance charges,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) deductions for actual allowances for returned or defective goods and (d) trade discounts, but not cash discounts.  LICENSED PRODUCTS will be considered sold when billed out, when delivered or when paid for before delivery, which ever first occurs.

1.7                               “NEW INVENTIONS” means any invention (i) made by or under the direction of either Joseph M. DeSimone or Edward T. Samulski (ii) made without use of resources or facilities of UNIVERSITY and/or NCSU or funding of third parties and (iii) that is an improvement or modification to the INVENTIONS.

1.8                               “PATENT RIGHTS” means any United States, foreign or international patents and/or patent applications (including provisional patents) covering the INVENTIONS or NEW INVENTIONS  owned or controlled by UNIVERSITY prior to or during the term of this LICENSE AGREEMENT and which UNIVERSITY has the right to provide to LICENSEE, including without limitation, those patents and patent applications set forth in Exhibit A attached hereto and incorporated herein by reference, as well as any continuations, divisionals, provisionals, continued prosecution applications, or reissues thereof, and any foreign counterpart of any of the foregoing.

1.9                               “SPECIFIC LICENSED FIELD” means microfluidics and microfluidic devices, genome mapping, sensors, nanostructures, biologic nanostructures, drug nanostructures, nano-scale reactions, drug screening, cell sorting, drug delivery, vaccines, cosmetics, diagnostics, tissue replication, soft lithography, semiconductors, RFID chips, MEMS, opto-electronic devices, display panels, photovoltaic applications, electrets, catalysts, taggants, drug discovery probes, disease detection probes, specialty coatings, or other fields disclosed in the INVENTIONS.

1.10                        “UNIVERSITIES” means, collectively, CALTECH and UNIVERSITY.

1.11                        “UNIVERSITY TECHNOLOGY” means any unpublished research and development information, know-how, and technical data in the possession of INVENTORS (whether prior to or after the EFFECTIVE DATE) which directly relates to and is necessary for the practice of the INVENTIONS or NEW INVENTIONS and which UNIVERSITY has the right to provide to LICENSEE, whether or not prior to or after the EFFECTIVE DATE of the Agreement, including without limitation any provisional, divisional, continuation, and related documents contained in UNIVERSITY files for the INVENTIONS.

ARTICLE 2

GRANT OF LICENSE

2.1                               Subject to the terms and conditions of this LICENSE AGREEMENT, UNIVERSITY hereby grants to LICENSEE and its AFFILIATES, to the extent of the LICENSED TERRITORY, an exclusive license to UNIVERSITIES rights under the PATENT RIGHTS and UNIVERSITY TECHNOLOGY to make, have made, use, offer for sale and sell LICENSED PRODUCTS in the LICENSED FIELD, with the right to sublicense, provided, that, LICENSEE’s right in the field of microfluidics and microfluidic devices shall be nonexclusive,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to CALTECH’S interest in the patent application “Photocurable Perfluoropolymers for use as Novel Materials in Microfluidic Devices,” contained in UNIVERSITY files reference number 04-0013.

2.2                               UNIVERSITY reserves the right to practice under the PATENT RIGHTS and UNIVERSITY TECHNOLOGY to make, use and provide LICENSED PRODUCTS for non-commercial research, public service, teaching and educational purposes, without payment of royalties.  Furthermore, UNIVERSITY shall be free to publish UNIVERSITY TECHNOLOGY as they see fit; provided that UNIVERSITY shall forward to LICENSEE each public disclosure or publication of UNIVERSITY TECHNOLOGY forty five (45) days prior to its public disclosure or submission for publication.  LICENSEE shall, within such forty five (45) day period, advise UNIVERSITY whether LICENSEE wishes to reimburse UNIVERSITY’s expenses associated with the filing of a patent application covering such UNIVERSITY TECHNOLOGY as provided in Article 8, prior to the proposed publication or disclosure.  Upon the reasonable request of LICENSEE, UNIVERSITY will delay any such publication or disclosure an additional thirty (30) days to allow a patent application to be filed.  Notwithstanding any other restrictions or limitations on publications contained herein, the final decision regarding publication of any article or other form of public disclosure shall be at UNIVERSITY’s sole discretion, and nothing herein shall be construed so as to prevent or delay the defense or publication of any student thesis or dissertation.

2.3                               Notwithstanding the foregoing, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which arise out of its sponsorship of the research which led to the conception or reduction to practice of the INVENTIONS covered by PATENT RIGHTS.  The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the United States Government any of the PATENT RIGHTS throughout the world.

ARTICLE 3

CONSIDERATION

3.1                               LICENSEE shall pay to UNIVERSITY, a license issue fee in the form of the reimbursement of costs (including reasonable attorney fees) arising out of the patenting of the INVENTIONS pursuant to Article 8 of this LICENSE AGREEMENT.  The reimbursement of patenting costs shall be non-refundable and shall not be a credit against any other amounts due hereunder except as may be provided for elsewhere in this LICENSE AGREEMENT.  Reimbursement of patenting costs shall be due within thirty (30) days of billing by UNIVERSITY.

3.2                               Equity

3.2.1                     As further consideration for the rights granted to LICENSEE under this LICENSE AGREEMENT, LICENSEE prior to December 8, 2008 has issued to The University

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of North Carolina at Chapel Hill Foundation, Inc. one hundred and ninety six thousand four hundred and sixty nine (196,469) shares of non-voting common stock of LICENSEE pursuant to the Stock Issuance and Shareholder’s Agreements effective November 5, 2004, thereby fully fulfilling its obligation regarding its grant of equity under the ORIGINAL LICENSE AGREEMENT.

3.2.2                     LICENSEE has provided to UNIVERSITY prior to December 8, 2008, a capitalization table indicating the total number of issued and outstanding shares of LICENSEE’s common stock on a fully-diluted, as-converted basis as of November 9, 2004, pursuant to the Stock Issuance and Shareholder’s Agreements effective November 5, 2004, thereby fully fulfilling its obligation to provide a capitalization table under the ORIGINAL LICENSE AGREEMENT.

3.2.3                     In the case where shares or securities issued to UNIVERSITY’s designees as consideration for this LICENSE AGREEMENT are restricted from resale in compliance with SEC Rule 144 or otherwise as required by law, LICENSEE agrees to remove or cancel the notice of restriction associated with such shares or securities within thirty (30) days of the request of UNIVERSITY provided that any legally required terms of restriction on resale have expired and UNIVERSITY shall have provided such information as is reasonably requested by LICENSEE or LICENSEE’s counsel to ensure reliance on Rule 144.

3.3                               Beginning on December 12, 2008 and continuing for the life of this LICENSE AGREEMENT, LICENSEE will pay UNIVERSITY a running royalty of [***] percent ([***]%) of all NET SALES of LICENSED PRODUCTS sold by LICENSEE and/or its AFFILIATES.  LICENSEE shall pay to UNIVERSITY said royalties on the LICENSED PRODUCTS concurrently with the making of quarterly written reports as provided in Section 4.1 below.

3.3.1                     LICENSED PRODUCT sold by LICENSEE to its AFFILIATES shall not be considered NET SALES of LICENSED PRODUCT for purposes of computing royalty obligations hereunder, provided that any subsequent sale by such AFFILIATE shall be included in computing royalty obligations.  If such AFFILIATE does not subsequently sell such LICENSED PRODUCT, then the sale by LICENSEE to such AFFILIATE shall be considered NET SALES of such LICENSED PRODUCT for purposes of computing royalty obligations hereunder.

3.4                               Sublicensing

3.4.1                     In respect to sublicenses granted by LICENSEE under Article 6 below, LICENSEE shall pay to UNIVERSITY [***] percent ([***]%) of any fees, minimum royalties, and any consideration other than royalties that LICENSEE receives from each sublicensee for any rights granted under a sublicense agreement within thirty (30) days of receiving any such payments from each such sublicense.  LICENSEE shall not be required to make such payment to UNIVERSITY on fees or other consideration received by LICENSEE from sublicensees as: (i) payment or reimbursement for research and development (including joint development) activities by LICENSEE in connection with LICENSED PRODUCTS or the INVENTIONS (provided that (a) LICENSEE provides to UNIVERSITY the statement of work, including, to the extent

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

available, a reasonable budget, for each research and development program prior to engaging in each such research and development program and (b) any subsequent sale of such LICENSED PRODUCTS shall be subject to the royalty calculations herein); (ii) payment for LICENSEE services provided in connection with any sublicense provided that such services do not require use of INVENTIONS or UNIVERSITY TECHNOLOGY, (iii) a loan that is not convertible to shares of LICENSEE’s stock and that bears market rate interest, (iv) the purchase price of LICENSEE’s equity securities at fair market value, (v) reimbursement of patent costs, or (vi) proceeds from private or governments research grants to LICENSEE.

3.4.2                     LICENSEE shall pay to UNIVERSITY [***] percent ([***]%) of royalty payments LICENSEE receives from each sublicensee; provided, however, that in no event shall the royalty rate paid by LICENSEE to UNIVERSITY be less than [***] percent ([***]%) of NET SALES of LICENSED PRODUCTS sold by each sublicensee and no greater than [***] percent ([***]%) of NET SALES of LICENSED PRODUCTS sold by each sublicensee.  LICENSEE shall pay to UNIVERSITY said royalties on the LICENSED PRODUCTS concurrently with the making of quarterly written reports as provided in Section 4.1 below.  LICENSEE may request that UNIVERSITY accept a royalty rate less than one-half percent (0.5%) of NET SALES of LICENSED PRODUCTS sold by a sublicensee, provided that LICENSEE submits financial details that justify such request; such request shall be denied or accepted at UNIVERSITY’s sole discretion.  In the event that the definition of “net sales” agreed to between LICENSEE and one of its sublicensees differs from the definition of NET SALES herein, the parties shall execute a consent letter memorializing such net sales definition between LICENSEE and such sublicensee and providing that such definition shall be used for purposes of the calculation set forth in this Section 3.4.2.

3.5                               All fees, royalties, and other payments due to UNIVERSITY under this LICENSE AGREEMENT shall be made in United States Dollars.

3.6                               In the event royalty payments or fees are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest and charges at the Prime Rate of interest as reported in the Eastern edition of The Wall Street Journal on the date the payment is due plus two percent (2.0%) on the total royalties or fees due.

3.7                               In the event of default in payment of any payment owing to UNIVERSITY under the terms of this LICENSE AGREEMENT, and if it becomes necessary for UNIVERSITY to undertake legal action to collect said payment, LICENSEE shall pay all legal fees and costs incurred by UNIVERSITY in connection therewith.

3.8                               In the events that (i) LICENSEE, after diligent efforts, finally determines any royalties payments due on NET SALES of LICENSED PRODUCTS or any other payments due to LICENSEE pursuant to Section 3.4.1 or 3.4.2 to be uncollectible (“UNCOLLECTIBLE SALES”), and (ii) LICENSEE terminates the corresponding sublicense agreement pursuant to Section 6.4; any corresponding unpaid royalty and/or other unpaid payments on such UNCOLLECTIBLE SALES owed to the UNIVERSITY shall be forgiven, if not paid or, if previously paid to UNIVERSITY by LICENSEE, shall be credited against future royalties and payments which may become due to UNIVERSITY under this LICENSE AGREEMENT.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

REPORTS AND RECORDS

4.1                               LICENSEE shall submit to UNIVERSITY a report semi-annually on or before January 15th and July 15th of each year after the EFFECTIVE DATE and such reports shall include an updated business plan with a detailed summary describing LICENSEE’S technical and other efforts made towards commercialization of LICENSED PRODUCTS in each LICENSED FIELD under development.  Representatives from LICENSEE and UNIVERSITY will meet annually before January 30th of each year subsequent to the year 2005 to discuss and review LICENSEE’s most recent business plan.

4.2                               Subsequent to the first commercial sale of LICENSED PRODUCTS, LICENSEE agrees to make quarterly written reports to UNIVERSITY within ninety (90) days after the first days of each January, April, July, and October during the life of this LICENSE AGREEMENT and as of such dates, stating in each such report the number, description, and aggregate selling prices of LICENSED PRODUCTS sold or otherwise disposed of during the preceding three calendar months and upon which royalty is payable as provided in Sections 3.3 and 3.5 hereof.  The first such report shall include all such LICENSED PRODUCTS so sold or otherwise disposed of prior to the date of such report.  LICENSEE agrees to provide, in the reports under this section a good faith estimate of the allocation of royalties attributable to each patent within the PATENT RIGHTS.

4.3                               LICENSEE will keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to UNIVERSITY under this LICENSE AGREEMENT.  Such books and records will be kept at LICENSEE’s principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain, and will be open at all reasonable times for inspection by a representative of UNIVERSITY solely for the purpose of verifying LICENSEE’s royalty statements or LICENSEE’s compliance in other respects with this LICENSE AGREEMENT.  The representative will be obliged to treat as confidential all relevant matters.

4.4                               Inspections made under Section 4.3 shall be at the expense of UNIVERSITY, unless a variation or error in the calculation of NET SALES of LICENSED PRODUCTS or other fees, payments or royalties received by LICENSEE from sublicensees pursuant to Section 3.4.1 or 3.4.2 which form the basis for calculation of the royalties and other payments due to UNIVERSITY equal to or greater than one percent (1.0%) is discovered in the course of any such inspection, whereupon all costs relating thereto shall be paid by LICENSEE.

4.5                               LICENSEE will promptly pay to UNIVERSITY the full amount of any underpayment, together with interest thereon at the Prime Rate of interest as reported in the Eastern edition of The Wall Street Journal on the date the payment is due plus two percent (2%).

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5

DUE DILIGENCE

5.1                               LICENSEE shall use its best efforts and due diligence, taking into account the financial condition of LICENSEE and general business and market conditions, to proceed earnestly and assiduously with the research, development and commercialization, including manufacture and sale, of LICENSED PRODUCTS in each LICENSED FIELD during the period of this LICENSE AGREEMENT.

5.2                               In particular, LICENSEE will use its best efforts, taking into account the financial condition of LICENSEE and general business and market conditions, to meet all obligations under the performance milestones set forth in Exhibit B, which is attached hereto.  Substantial variations of Exhibit B must be expressly approved by UNIVERSITY in writing, such approval not to be unreasonably withheld.  Any efforts and activities undertaken by LICENSEE’s AFFILIATES or sublicensees will be treated as LICENSEE’s efforts and activities for purposes of determining LICENSEE’s compliance with the terms of this Article 5.

5.3                               If LICENSEE fails to meet or achieve any of Milestones C through P set forth in Exhibit B, then UNIVERSITY shall be entitled to revise the LICENSE AGREEMENT to exclude a SPECIFIC LICENSED FIELD from the then-existing LICENSED FIELD; provided, however, that LICENSEE, in its sole discretion, shall have the right to designate which SPECIFIC LICENSED FIELD shall be excluded from this LICENSE AGREEMENT.  LICENSEE shall designate the SPECIFIC LICENSED FIELD to be so excluded by written documentation to UNIVERSITY within 30 days of notice from UNIVERSITY of LICENSEE’s failure to meet or achieve any Milestone C through P (the “DESIGNATION PERIOD”).  In the event that LICENSEE fails to designate the SPECIFIC LICENSED FIELD prior to the expiration of the DESIGNATION PERIOD, then UNIVERSITY, at its sole discretion, shall be entitled to select the SPECIFIC LICENSED FIELD to be excluded from the then-existing LICENSED FIELD; provided, however, that UNIVERSITY shall not exclude from this LICENSE AGREEMENT any SPECIFIED LICENSED FIELD for which LICENSEE has previously provided a detailed commercialization plan or in which LICENSEE or its sublicensees or AFFILIATES have made a commercial sale of LICENSED PRODUCT.  In such event, UNIVERSITY shall select the SPECIFIC LICENSED FIELD to be excluded and the LICENSE AGREEMENT shall be amended by UNIVERSITY to reflect any the exclusion of such SPECIFIC LICENSED FIELD from this LICENSE AGREEMENT within thirty (30) days of the expiration of the DESIGNATION PERIOD.

5.4                               The milestones set forth in Exhibit B shall be delayed upon, and to the extent of the amount of time necessary to correct or adjust for, the occurrence of events beyond the reasonable control of LICENSEE, if such events have a direct negative and material impact on the ability of LICENSEE or LICENSEE’s AFFILIATES to achieve the respective milestone despite LICENSEE’s best efforts, taking into account the financial condition of LICENSEE and general business and market conditions, to overcome such events.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 6

SUBLICENSING

6.1                               LICENSEE may sublicense any or all of the rights licensed hereunder, excluding the right to sublicense further unless prior written consent has been received by LICENSEE from UNIVERSITY, provided that LICENSEE notifies UNIVERSITY in writing and provides UNIVERSITY with a copy of each sublicense agreement and each amendment thereto within thirty (30) days after their execution.

6.2                               If LICENSEE receives any non-cash consideration from a sublicensee in lieu of cash payments for any sublicense under this LICENSE AGREEMENT, LICENSEE shall use good faith efforts to establish the fair market value of such consideration and pay to UNIVERSITY royalties on such consideration within thirty (30) days of receipt of each such non-cash consideration.

6.3                               LICENSEE shall require that all sublicense agreements be consistent with the terms, conditions and limitations of the licenses granted to LICENSEE under this LICENSE AGREEMENT.  In addition, LICENSEE’S sublicense agreements shall (i) require sublicensee to meet due diligence milestones, if any such milestones are specifically applicable to sublicensees, pursuant to Article 5, (ii) exclude the right of sublicensees to sublicense further pursuant to Section 6.1, absent UNIVERSITY’s prior written consent, (iii) include the sublicensee’s acknowledgment of the disclaimer of warranty and limitation on UNIVERSITY’s liability, pursuant to Article 10, and (iv) stipulate that any LICENSED PRODUCTS used or sold in the United States shall be substantially manufactured in the United States if and as required by 35 U.S.C. § 204, as specified in Section 12.6.  Notwithstanding anything to the contrary contained in this Section 6.3, the requirements of the foregoing clauses (i) through (iv) shall not apply in the case of any trial or similar sublicense granted by LICENSEE solely for the purpose of determining the suitability of any INVENTIONS for a potential development, manufacturing commercialization or other business relationship.  For avoidance of doubt, the granting of any such trial or similar sublicense in and of itself does not constitute an election to negotiate under Section 6.7.

6.4                               Upon execution of each sublicense agreement, LICENSEE agrees to use its commercially reasonable efforts to enforce each sublicensee’s compliance with each such sublicense agreement, and LICENSEE shall terminate any sublicense agreement if the sublicensee is in material breach of the sublicense agreement and fails to cure such breach within sixty (60) days of LICENSEE’s discovery of such breach.  Material breach by a sublicense shall include, but not be limited to, (i) failure to submit to LICENSEE an accurate report of NET SALES and (ii) failure to pay LICENSEE amounts due and owed under the sublicense agreement on the dates such payments are due.

6.5                               Any sublicense granted in accordance with this LICENSE AGREEMENT prior to termination or expiration of this LICENSE AGREEMENT shall survive any such termination or expiration.  LICENSEE shall cause every sublicense agreement to provide LICENSEE the right to assign its rights under the sublicense to UNIVERSITY in the event that this LICENSE

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT terminates, which assignment shall be accepted by UNIVERSITY in writing within thirty (30) days of each such assignment.

6.6                               After the second anniversary of the EFFECTIVE DATE either party shall inform the other within ten (10) days of a request for a sublicense to develop a LICENSED PRODUCT in a LICENSED FIELD covered by the PATENT RIGHTS (“PROPOSED PRODUCT”) made by a third party (“PROSPECTIVE SUBLICENSEE”).  If LICENSEE is not then developing, producing, or using a LICENSED PRODUCT in the same LICENSED FIELD as the PROPOSED PRODUCT, and the development or sublicensing of such a LICENSED PRODUCT is not within LICENSEE ‘s business plans or activities, LICENSEE shall elect one of the following options within sixty (60) days of receipt of notice from UNIVERSITY that they desire LICENSEE to negotiate with the PROSPECTIVE SUBLICENSEE for the purpose of granting a sublicense under the PATENT RIGHTS to develop and commercialize the PROPOSED PRODUCT:

(a)                                 provide UNIVERSITY with written notice, in the form of a reasonable business development plan, that LICENSEE (i) has initiated a development program to commercialize the PROPOSED PRODUCT, or (ii) intends to initiate a development program within eighteen (18) months of the date of said written notice.

(b)                                 begin good faith negotiations with the PROSPECTIVE SUBLICENSEE; or

(c)                                  grant back to UNIVERSITY their rights to the PATENT RIGHTS under this LICENSE AGREEMENT in the LICENSED FIELD in which such PROPOSED PRODUCT would infringe the PATENT RIGHTS.

6.7                               If LICENSEE elects to negotiate with the PROSPECTIVE SUBLICENSEE for a sublicense to develop and commercialize the PROPOSED PRODUCT as provided for in Section 6.6(b), LICENSEE shall make a good faith effort to complete negotiations with the PROSPECTIVE SUBLICENSEE within one hundred and eighty (180) days from the date on which it began negotiations.  This one hundred and eighty (180) day period may be extended by UNIVERSITY upon documentation provided to UNIVERSITY by LICENSEE that such extension is reasonable in view of the circumstances.  For the purposes of this Section, LICENSEE will have made a good faith effort to complete negotiations if it has offered a sublicense to the PROSPECTIVE SUBLICENSEE the terms of which include (i) reasonable financial terms taking into account the field in which the sublicense is being offered and LICENSEE’s obligations to UNIVERSITY pursuant to this LICENSE AGREEMENT; (ii) minimum performance requirements which would not be unreasonably burdensome upon the PROSPECTIVE SUBLICENSEE; and (iii) non-financial terms which are consistent with LICENSEE ‘s obligations to UNIVERSITY pursuant to this LICENSE AGREEMENT.  In the event that LICENSEE shall fail to make a good faith effort as required by this Section, LICENSEE shall immediately grant back to UNIVERSITY their rights under this LICENSE AGREEMENT to such PROPOSED PRODUCT and such failure by LICENSEE shall not constitute a breach for which this LICENSE AGREEMENT may be terminated as provided for in Article 7; provided, however, that if after LICENSEE’s good faith efforts to negotiate such sublicense, LICENSEE and PROSPECTIVE

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUBLICENSEE nevertheless fail to consummate any sublicensing transaction, LICENSEE shall retain all UNIVERSITY PATENT RIGHTS and UNIVERSITY TECHNOLOGY to such PROPOSED PRODUCT and shall not be deemed to have breached the LICENSE AGREEMENT.

6.8                               Notwithstanding anything to the contrary contained in Article 3 and Article 6 of the AGREEMENT and without altering the license and sublicense rights granted in Article 2, the parties agree that Section 3.4 and Article 6 shall not apply to sublicenses relating to research and/or development activities including any sublicense related to, for example, the transfer of materials (including samples), research, testing, teaching, or development purposes (“RESEARCH AND DEVELOPMENT ACTIVITIES”).

ARTICLE 7

TERM AND TERMINATION

7.1                               The term of this LICENSE AGREEMENT shall commence on the EFFECTIVE DATE and, unless terminated sooner as herein provided, shall expire (i) upon expiration of the last to expire patent included in the PATENT RIGHTS, or (ii) if no patents mature from said PATENT RIGHTS, twenty (20) years from the EFFECTIVE DATE.

7.2                               It is expressly agreed that, notwithstanding the provisions of any other paragraph of this LICENSE AGREEMENT, if LICENSEE should materially breach this LICENSE AGREEMENT and fail to cure any such breach within thirty (30) days of receipt of written notice from UNIVERSITY describing such breach, then this LICENSE AGREEMENT shall automatically terminate.  A material breach is a violation of or failure to keep or perform any material covenant, condition, or undertaking of this LICENSE AGREEMENT, including, but not limited to, (i) the failure to deliver to UNIVERSITY any royalty or other payment at the time or times that the same should be due to UNIVERSITY under this LICENSE AGREEMENT, (ii) failure to use best efforts, taking into account the financial condition of LICENSEE and general business and market conditions, as required in this LICENSE AGREEMENT, (iii) failure to provide reports as specified in Section 4.1, (iv) failure to meet or achieve milestones A and B, set forth in Exhibit B and pursuant to Article 5, (v) failure of any executed sublicense to comport with Section 6.3 and 6.7, and (vi) failure to possess and maintain insurance as set forth in Section 11.3.

7.3                               If LICENSEE is adjudged bankrupt or insolvent, files a petition for bankruptcy, is the subject of a petition for bankruptcy which is not dismissed within sixty (60) days, or is placed in the hands of a receiver, assignee, or trustee for the benefit of creditors, whether by the voluntary act of LICENSEE or otherwise, then this LICENSE AGREEMENT shall automatically terminate, inasmuch as permitted under applicable and prevailing law.

7.4                               LICENSEE may terminate this LICENSE AGREEMENT at any time upon giving written notice of not less than sixty (60) days to UNIVERSITY.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.5                               Upon cancellation of this LICENSE AGREEMENT or upon termination in whole or in part, LICENSEE shall provide UNIVERSITY with a written inventory of all UNIVERSITY TECHNOLOGY and LICENSED PRODUCTS in the process of manufacture, in use or in stock.  Except with respect to termination pursuant to Section 7.2, LICENSEE shall have the privilege of disposing of the inventory of such LICENSED PRODUCTS within a period of one hundred and eighty (180) days of such termination, and shall pay to UNIVERSITY [***] percent ([***]%) of NET SALES of such LICENSED PRODUCTS within thirty (30) days of such sale.  LICENSEE will also have the right to complete performance of all contracts for the sale of LICENSED PRODUCTS by LICENSEE requiring use of UNIVERSITY TECHNOLOGY, PATENT RIGHTS (except in the case of termination pursuant to Section 7.2) or LICENSED PRODUCTS within and beyond said period of one hundred and eighty (180) days provided that the remaining term of any such contract does not exceed one year.  All LICENSED PRODUCTS which are not disposed of as provided above shall be delivered to UNIVERSITY or otherwise disposed of, in UNIVERSITY’s sole discretion, and at LICENSEE’s sole expense.

7.6                               Upon expiration of the term pursuant to Section 7.1, LICENSEE shall have a non-exclusive, irrevocable, perpetual, worldwide, fully-paid license, with the right to sublicense through multiple tiers of sublicenses, to use and practice the UNIVERSITY TECHNOLOGY for any purpose in any field.

7.7                               Any termination or cancellation under any provision of this LICENSE AGREEMENT shall not relieve LICENSEE of its obligation to pay any royalty or other fees (including attorney’s fees pursuant to Section 3.1 hereof) due or owing at the time of such termination or cancellation.

ARTICLE 8

PATENT PROSECUTION AND MAINTENANCE

8.1                               Pursuant to Section 3.1, LICENSEE shall bear the cost of all patent expenses, past and future, associated with the preparation, filing, prosecution, issuance and maintenance of U.S. Patent applications and U.S. Patents included within the PATENT RIGHTS.  Such filings and prosecution shall be by counsel of UNIVERSITY’s choosing and shall be in the name of UNIVERSITY or UNIVERSITY and joint owner if jointly owned.  UNIVERSITY shall keep LICENSEE advised as to the prosecution of such applications by forwarding to LICENSEE copies of all official correspondence, (including, but not limited to, applications, office actions, responses, etc.) relating thereto.  LICENSEE shall have the first right to request filings, prosecute, and maintain patent applications and patents included within the PATENT RIGHTS, however, all such action instructed by LICENSEE shall be requested of UNIVERSITY and, UNIVERSITY shall (i) have a right to make comments thereto, and (ii) timely instruct its counsel to act in accord with LICENSEE’s instructions.  In the event of a disagreement between LICENSEE and UNIVERSITY regarding such prosecution or maintenance, UNIVERSITY shall have the right to make the final decisions for all matters associated with such prosecution and maintenance, however, UNIVERSITY shall be responsible for any and all costs associated with prosecution and maintenance matters in which UNIVERSITY made a final determination pursuant to this section.  In order to facilitate LICENSEE’s rights to comment and advise

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UNIVERSITY, UNIVERSITY will provide, to the extent that it is able, copies of all such official correspondence and any proposed responses by UNIVERSITY at least twenty (20) business days prior to any filing or response deadlines.  UNIVERSITY shall diligently prosecute such patent applications included within the Patent Rights and shall seek strong and broad claims under the Patent Rights.  UNIVERSITY shall not abandon prosecution or maintenance of any Patent Rights without notifying LICENSEE in a timely manner of UNIVERSITY’s intention and reason therefore and providing LICENSEE with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Patent Rights.

8.2                               As regards prosecution and maintenance of foreign patent applications corresponding to the U.S. Patent applications described in Section 8.1 above, LICENSEE shall designate in writing that country or those countries, if any, in which LICENSEE desires such corresponding patent application(s) to be filed.  LICENSEE shall pay all costs and legal fees associated with the preparation, filing, prosecuting, issuance and maintenance of such designated foreign patent applications and foreign patents.  All such applications shall be in the name of UNIVERSITY or UNIVERSITY and joint owner if jointly owned.

8.3                               By written notification to UNIVERSITY at least thirty (30) days in advance of any filing or response deadline, or fee due date, LICENSEE may elect not to have a patent application filed in any particular country which it had previously designated pursuant to Section 8.2 or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that LICENSEE pays for all costs incurred up to UNIVERSITY’s receipt of such notification.  FAILURE TO PROVIDE SUCH NOTIFICATION WILL BE CONSIDERED BY UNIVERSITY TO BE LICENSEE’S NOTICE THAT IT NO LONGER WISHES TO SUPPORT ANY PARTICULAR PATENT(S) OR PATENT APPLICATION(S).  Upon such notice, UNIVERSITY may file, prosecute, and/or maintain such patent applications or patents at their own expense and for their own benefit, and any rights or license granted hereunder held by LICENSEE, AFFILIATE or sublicensee(s) relating to the PATENT RIGHTS which comprise the subject of such patent applications or patent and/or apply to the particular country, shall terminate.

8.4                               UNIVERSITY may elect to file corresponding patent applications in countries other than those designated by LICENSEE, but in that event UNIVERSITY shall be responsible for all costs associated with such non-designated filings.  In such event, LICENSEE shall forfeit its rights under this LICENSE AGREEMENT in the country(ies) where UNIVERSITY exercise their option to file such corresponding patent applications.

ARTICLE 9

INFRINGEMENT

9.1                               If the production, sale or use of LICENSED PRODUCTS under this LICENSE AGREEMENT by LICENSEE results in any claim for patent infringement against LICENSEE, LICENSEE shall promptly notify UNIVERSITY thereof in writing, setting forth the facts of such claim in reasonable detail.  As between the parties to this LICENSE AGREEMENT, LICENSEE shall have the first and primary right and responsibility, at its own expense, to

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

defend and control the defense of any such claim against LICENSEE, by counsel of its own choice.  It is understood that any settlement, consent judgment or other voluntary disposition of such actions must be approved by UNIVERSITY, such approval not being unreasonably withheld.  Subject to the policies of the Board of Governors of UNIVERSITY, UNIVERSITY agrees to cooperate with LICENSEE in any reasonable manner deemed by LICENSEE to be necessary in defending any such action.  LICENSEE shall reimburse UNIVERSITY for any out of pocket expenses incurred in providing such assistance.

9.2                               In the event that any PATENT RIGHTS licensed to LICENSEE are infringed by a third party or there is misappropriation of any UNIVERSITY TECHNOLOGY by a third party, LICENSEE shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement or misappropriation, by counsel of its choice, including any declaratory judgment action arising from such infringement or misappropriation.  It is understood that any settlement, consent judgment or other voluntary disposition of such actions must be approved by UNIVERSITY, such approval not to be unreasonably withheld.  If LICENSEE recovers monetary damages from a third party, then LICENSEE shall first be reimbursed for all un-reimbursed expenses and costs incurred by LICENSEE in connection with the prosecution of such action or proceeding and then shall pay to UNIVERSITY thirty percent (30%) of the balance of such recovered monetary damages.

9.3                               If LICENSEE elects not to enforce any patent within the PATENT RIGHTS, then LICENSEE shall notify UNIVERSITY in writing within sixty (60) days of receiving notice that an infringement exists.  UNIVERSITY may, at their own expense and control, take steps to defend or enforce any patent within the PATENT RIGHTS and recover, for their own account, any damages, awards or settlements resulting therefrom.

9.4                               Notwithstanding the foregoing, and in UNIVERSITY’s sole discretion, UNIVERSITY shall be entitled to participate through counsel of their own choosing in any legal action involving the INVENTIONS and PATENT RIGHTS.  Nothing in the foregoing sections shall be construed in any way which would limit the authority of the Attorney General of North Carolina.

ARTICLE 10

REPRESENTATIONS

10.1                        UNIVERSITY makes no warranties that any patent will issue on UNIVERSITY TECHNOLOGY or INVENTIONS.  UNIVERSITY does not warrant the validity of any patent included in the PATENT RIGHTS or that practice under such patents shall be free of infringement.

10.2                        UNIVERSITY represents and warrants to LICENSEE that (i) except for licenses granted to the United States Government, UNIVERSITY has not granted any third party any rights or licenses with respect to the PATENT RIGHTS; (ii) the grant of the licenses under this LICENSE AGREEMENT does not conflict with any agreement to which UNIVERSITY is a party; (iii) UNIVERSITY has not received any written charge, complaint, claim, demand or

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notice alleging that the development and/or use of the PATENT RIGHTS or the UNIVERSITY TECHNOLOGY infringes or misappropriates the rights of any third party; (iv) no litigation is pending or threatened which contests the right of UNIVERSITY to grant the licenses to LICENSEE under this LICENSE AGREEMENT; and (v) to the best of its knowledge, UNIVERSITY is the exclusive owner of the PATENT RIGHTS and the UNIVERSITY TECHNOLOGY or has the exclusive right to license the PATENT RIGHTS and the UNIVERISITY TECHNOLOGY herein granted in this LICENSE AGREEMENT.

10.3                        OTHER THAN AS EXPRESSLY SET FORTH HEREIN, UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT.  LICENSEE ASSUMES ALL RESPONSIBILITY AND LIABILITY ON BEHALF OF ITSELF, ITS AFFILIATE(S) AND ITS SUBLICENSEE(S) FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR SERVICE MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATE(S) WHICH IS A LICENSED PRODUCT(S) AS DEFINED IN THIS AGREEMENT.

ARTICLE 11

INDEMNIFICATION

11.1                        In exercising its rights under this LICENSE AGREEMENT, LICENSEE shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this LICENSE AGREEMENT.  LICENSEE further agrees to indemnify and hold UNIVERSITY harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of every kind and nature which might be imposed by reason of any asserted or established violation of any such laws, order, rules and/or regulations and not resulting from the negligence or willful misconduct of UNIVERSITY.

11.2                        LICENSEE agrees to indemnify, hold harmless and defend UNIVERSITY, its officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees, and expenses (excluding any such claims, suits, losses, damage, costs, fees or expenses resulting from the negligence or willful misconduct of UNIVERSITY) asserted by third parties, both government and private, resulting from or arising out of (a) the exercise of this LICENSE AGREEMENT by LICENSEE, AFFILIATES, or sublicensees of either of the foregoing, (b) any such sublicensee’s use of the PATENT RIGHTS or UNIVERSITY TECHNOLOGY, or (c) any

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSED PRODUCTS made by LICENSEE, AFFILIATES, or sublicensees of either of the foregoing.

11.3                        LICENSEE is required to maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in an amount reasonably sufficient to protect against liability under Sections 11.1 and 11.2 above.  UNIVERSITY shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

11.4                        LICENSEE agrees to indemnify, hold harmless, and defend UNIVERSITY, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses asserted by third parties, both government and private, resulting from or arising out of the exercise of RESEARCH AND DEVELOPMENT ACTIVITIES under Section 6.8, excluding any such claims, suits, losses, damage, costs, fees, or expenses resulting from the negligence or willful misconduct of UNIVERSITY.

ARTICLE 12

MISCELLANEOUS

12.1                        Confidentiality.  LICENSEE shall keep confidential and not disclose any unpublished UNIVERSITY TECHNOLOGY or any patent applications furnished by UNIVERSITY prior to the EFFECTIVE DATE or pursuant to Sections 2.1 and 2.2 to third parties (other than employees, consultants, advisors, collaborators, prospective sublicensees, investors or prospective investors in the LICENSEE’s equity securities, all under obligations of confidentiality) during the term of this LICENSE AGREEMENT or any time thereafter.  Disclosure may be made to third parties of any such UNIVERSITY TECHNOLOGY or document related to or embodying PATENT RIGHTS at any time (a) with the prior written consent of UNIVERSITY or (b) after the same shall have become public through no fault of LICENSEE.  Notwithstanding anything to the contrary contained in this Section 12.1, LICENSEE shall have the right to incorporate UNIVERSITY TECHNOLOGY that has been included in any filed patent application into patent applications filed by or on behalf of LICENSEE for the purpose of supporting claims in such patent applications that cover inventions to which LICENSEE holds an ownership interest.

In connection with this LICENSE AGREEMENT, LICENSEE may communicate and deliver to UNIVERSITY certain confidential or proprietary information of LICENSEE, its AFFILIATES or sublicensees, including, without limitation, certain scientific and manufacturing information and plans, marketing and business plans, financial statements, and audit reports (collectively, “LICENSEE CONFIDENTIAL INFORMATION”). During the term of this LICENSE AGREEMENT and for a period of five (5) years thereafter, UNIVERSITY shall keep confidential and shall not disclose any LICENSEE CONFIDENTIAL INFORMATION to any third party, and shall not use any LICENSEE CONFIDENTIAL INFORMATION for any purpose except for the purposes contemplated by this LICENSE AGREEMENT.  Notwithstanding the foregoing, the UNIVERSITY may disclose LICENSEE CONFIDENTIAL INFORMATION to the extent that such disclosure is made in response to a valid order of a court

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of competent jurisdiction or other governmental or regulatory body of competent jurisdiction or is required to comply with the Public Disclosure Act or any other applicable law or regulation; provided, however, that the UNIVERSITY will first have given notice to LICENSEE and given the LICENSEE a reasonable opportunity to quash such order and to obtain a protective order requiring that the LICENSEE CONFIDENTIAL INFORMATION and documents that are the subject of such required disclosure be held in confidence by the applicable court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued or as otherwise authorized by law; and provided, further that if a disclosure order is not quashed or a protective order is not obtained, the LICENSEE CONFIDENTIAL INFORMATION disclosed in response to such court, governmental order, law or regulation will be limited to that information which is legally required to be disclosed.

12.2                        Assignability.  This LICENSE AGREEMENT is binding upon and shall inure to the benefit of the UNIVERSITY, their successors and assigns.  However, this LICENSE AGREEMENT shall be personal to LICENSEE, and it is not assignable by LICENSEE to any other person or entity without the written consent of UNIVERSITY, which consent shall not be unreasonably withheld; provided, however, that LICENSEE shall be free to assign this LICENSE AGREEMENT without the consent of the UNIVERSITY to an AFFILIATE or in connection with any sale of substantially all of its capital stock or of all of its assets to which this LICENSE AGREEMENT relates.  In the event of such assignment without consent of UNIVERSITY, LICENSEE agrees to provide reasonable notice to UNIVERSITY prior to any assignment of this LICENSE AGREEMENT.

12.3                        Waiver.  It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

12.4                        Use of UNIVERSITY’s Name.  Other than disclosure of the existence and terms of this LICENSE AGREEMENT by LICENSEE in the ordinary course of business, including without limitation, disclosure to prospective sublicensees, investors, prospective investors, lenders, collaborators and strategic partners, the use of the name of UNIVERSITY, CALTECH, or NCSU or any contractions thereof, in any manner in connection with the exercise of this LICENSE AGREEMENT is expressly prohibited without the prior written consent of UNIVERSITY.

12.5                        Independent Contractor Status.  Neither party hereto is an agent of the other for any purpose

12.6                        U.S. Manufacture.  It is agreed, if and as required by 35 U.S.C. § 204, that any LICENSED PRODUCTS used or sold in the United States shall be substantially manufactured in the United States

12.7                        Required Transfer.  UNIVERSITY and LICENSEE agree that LICENSEE shall supply materials to UNIVERSITY for their research in accordance with this Agreement upon prior written agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.8                        Notice.  Any notice required or permitted to be given to the parties hereto shall be in writing and deemed to have been properly given if delivered in person or mailed by first-class mail to the other parties at the appropriate address as set forth below.  Other addresses may be designated in writing by the parties during the term of this LICENSE AGREEMENT.

UNIVERSITY	LICENSEE

Director	Liquidia Technologies, Inc.
Office of Technology Development
CB #4105, 308 Bynum Hall	Mailing Address:
Univeristy of North Carolina at Chapel Hill	P.O. Box 110085
Chapel Hill, NC 27599-4105	RTP, NC 27709

Shipping Address:
419 Davis Drive, Suite 100
Durham, NC 27713

12.9                        Governing Law and Venue.  This LICENSE AGREEMENT shall be interpreted and construed in accordance with the laws of the State of North Carolina.  The State and Federal Courts of North Carolina shall have exclusive jurisdiction to hear any legal action arising out of this LICENSE AGREEMENT.

12.10                 Complete Agreement.  It is understood and agreed between UNIVERSITY and LICENSEE that this LICENSE AGREEMENT constitutes the entire agreement, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect, including each ORIGINAL LICENSE AGREEMENT.

12.11                 Severability.  In the event that a court of competent jurisdiction holds any provision of this LICENSE AGREEMENT to be invalid, such holding shall have no effect on the remaining provisions of this LICENSE AGREEMENT, and they shall continue in full force and effect.

12.12                 Survival of Terms.  The provisions of Sections 3.6, 3.7, 4.3, 4.4, 4.5, 6.5, 7.4, 7.5, 7.6, 7.7, 12.1, 12.4, 12.8, 12.9, 12.10, and 12.12 and Articles 10 and 11 shall survive the expiration or termination of this LICENSE AGREEMENT.

IN WITNESS WHEREOF, UNIVERSITY and LICENSEE have executed this LICENSE AGREEMENT, in duplicate originals, by the duly authorized respective officers.

THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL	LICENSEE

/s/ Catherine Innes	/s/ Bruce W. Boucher

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Signature	Signature

Catherine Innes	Bruce W. Boucher
Printed Name	Printed Name

Director, Office of Technology Development	President
Title	Title

12/16/08	12/16/08
Date	Date

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

PATENT RIGHTS

UNC Ref. No.	JWT or AB Ref. No.	LIQ Ref. No.	Title	Country	App. No./Patent No.	Filing Date	Status
04-0013	421/117	64549-5001	Photocurable Perfluoropolyethers for Use as Novel Materials in Microfluidic Devices	National	US 10/572,764 plus Foreign Counterparts filed in AU, CA, CN, EP, IN, JP, MX, SG	21/Mar/06	Pending
04-0067	421/96	64549-5003	Functional Materials and Novel Methods for the Fabrication of Microfluidic Devices	National	US 10/589,222 plus Foreign Counterparts filed in AU, CA, CN, EP, JP, SG	11/Aug/06	Pending
04-0067	421/96	64549-5003/01	Methods and Materials for Fabricating Microfluidic Devices	US	US 60/799,317 plus foreign counterparts filed in EP, CN	10/May/05	Pending
04-0104	421/90	64549-5002	Methods for Fabricating Isolated Micro-and Nanostructures Using Soft or Imprint Lithography	National	US 10/583,570 plus Foreign Counterparts filed in AU, BR, CA, CN, EP, IL, IN, JP, KR, MX, SG, ZA	19/Jun/06	Pending
04-0104	421/90	64549-5020	Nanoparticle Fabrication Methods, Systems, and Materials	National	US 11/921,614 plus foreign counterparts filed in JP, EP, BR, CN, CA, AU, IN, MX	19/Jun/06	Pending
04-0104	421/90	64549-5021	Materials and Methods for Fabricating Isolated Micro-and Nano- Structures Having Chemical Functionality	PCT	PCT/US06/034997	7/Sept/06	Expired
04-0104	421/90	64549-5023	Taggants and Methods and Systems for Fabricating Same	National	US 12/162,264	29/Jan/07	Pending
04-0104	421/90	64549-5022	Isolated and Fixed Micro and Nano Structures and Methods thereof	US	US 11/594,023 plus foreign counterpart filed in EP	7/Nov/06	Pending
04-0104	421/90	64549-5033	Micro and Nano-Carriers For Biological Systems	PCT	PCT US2007/016935	27/Jul/07	Pending

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

05-0008	421/136	64549-5005	Low Surface Energy Polymeric Material for Use in Liquid Crystal Displays	National	US 11/883,304 plus foreign counterparts in JP, KR, CN, EP, SG,	3/Feb/06	Pending
07-0006	421/90/5	064549-5026	Micro and Nano-particles for Photovoltaics and Methods of Making the Same	National	US case filed 9/Nov/2008 plus foreign counterparts in EP, JP, KR, and CN	09/May/06	Pending
07-0014	421/189/PR OV	064549- 5009PR	New Materials Based on PFPE With Hydrophilic Components	US	US 60/836,633	09/Aug/06	Expired
07-0028	421/194 PCT	064549-5010	Nanoparticle Compositions for Controlled Delivery of Nucleic Acids	PCT	PCT/US07/21680	09/Oct/06	Pending
07-0044	421/187/2 PROV	064549-5002P15	Nano-Molding of Large Area, 2-D Array Photovoltaic Cells	US	US 60/857,669	07/Nov/06	Expired
07-0074	421/90/10 PCT	064549-5028W0	Discrete Size and Shape Specific Pharmaceutical Organic Nanoparticles	PCT	PCT/US2008/055109	27/Feb/07	Pending
07-0079	421/208 PCT	064549-5027W0	Discrete Size and Shape Specific Organic Nanoparticles Designed to Illicit an Immune Response	PCT	PCT/US2008/058022	23/Mar/07	Pending
07-0047	421/197 PCT	64549-5012/WO	Polymer Particle Composite Having High Fidelity Order, Size, and Shape Particles	PCT	PCT/US2007/023805	15/Nov/06	Pending
		64549-5038PR	Delivery Apparatus and Associated Method	PROV	US 61/031,083	25/Feb/08	Pending
		64549-5041PR	Compositions and Methods for Intracellular Delivery and Release of Cargo	PROV	61/047,980	25/Apr/08	Pending
08-0090	35052/3399 94	64549-5042PR	Degradable Compounds and Methods of Use Thereof. Particularly with Particle Replication in Non-Wetting Templates	PROV	US 61/048,032	25/Apr/08	Pending

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

64549-5043PR	High Fidelity Through Hole Film, and Associated Method	PROV	US 61/075,103	24/Jun/08	Pending

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

MILESTONES

Capitalized terms set out in this Exhibit B shall be defined as provided in the LICENSE AGREEMENT.

Milestones A through B

Financing

A)           LICENSEE shall obtain seed funding of at least fifty thousand dollars ($50,000.00) by March 1, 2005.

B)           LICENSEE shall obtain cumulative equity financing of at least two million dollars ($2,000,000.00) by March 1, 2006 (the “TRIGGER FINANCING”).

Milestones C through G

Commercialize any LICENSED PRODUCT(S) by Multiple Pathways

By the dates indicated below, LICENSEE shall submit a detailed plan for commercialization of a LICENSED PRODUCT which will be sold to or developed by a business entity (i) with which LICENSEE has not previously established a business relationship to develop and commercialize LICENSED PRODUCT(S) and/or (ii) to which LICENSEE has not previously sold a LICENSED PRODUCT (“NEW BUSINESS ENTITY”).  The LICENSED PRODUCT(S) may be commercialized by LICENSEE, LICENSEE’s customers, sublicensees, business partners or AFFILIATES.  For the purposes of Milestones C through G, NEW BUSINESS ENTITY may mean a business division within a company with which LICENSEE has previously established a business relationship with the company, but not with the said business division.

C)           Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2007

D)           Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2008 with a NEW BUSINESS ENTITY.

E)            Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2009 with a NEW BUSINESS ENTITY.

F)             Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2010 with a NEW BUSINESS ENTITY.

G)           Submit detailed plan for commercialization of LICENSED PRODUCT
By January 1, 2011 with a NEW BUSINESS ENTITY.

Milestones H through K

Commercialize LICENSED PRODUCT(S) in Multiple LICENSED FIELDS

By the dates indicated below, LICENSEE will submit a detailed plan for commercialization of a LICENSED PRODUCT in a new LICENSED FIELD.  Such new LICENSED FIELD shall be distinctly different from LICENSED FIELDS in which LICENSED PRODUCTS have been or are in the process of being commercialized.

H)          Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2009 in new LICENSED FIELD.

I)               Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2011 in new LICENSED FIELD.

J)               Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2013 in new LICENSED FIELD.

K)           Submit detailed plan for commercialization of LICENSED PRODUCT.
By January 1, 2015 in new LICENSED FIELD.

1

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestones L through P

Commercial Sale of LICENSED PRODUCT(S) in any LICENSED FIELD

By the dates indicated below, LICENSEE, LICENSEE’s AFFILIATE or LICENSEE’s sublicensee shall make a COMMERCIAL SALE of a LICENSED PRODUCT; for each milestone listed below, such LICENSED PRODUCT may be in any LICENSED FIELD and shall be distinctly different from any previously commercialized LICENSED PRODUCTS.

L)            Commercial sale of first LICENSED PRODUCT or execution of first license agreement for development & commercialization of such a LICENSED PRODUCT.
By January 1, 2009

M)        Commercial sale of LICENSED PRODUCT which has not previously been commercialized, or execution of a license agreement for development & commercialization of such a LICENSED PRODUCT.
By January 1, 2012

N)           Commercial sale of LICENSED PRODUCT which has not previously been commercialized.
By January 1, 2015.

O)           Commercial sale of LICENSED PRODUCT which has not previously been commercialized.
By January 1, 2018.

P)             Commercial sale of LICENSED PRODUCT which has not previously been commercialized.
By January 1, 2021.

As a point of clarification for Milestones C through K:

If by January 1, 2007, LICENSEE submits a plan for commercialization of a LICENSED PRODUCT in any SPECIFIC LICENSED FIELD, then Milestone C is met.

If by January 1, 2008, LICENSEE submits a second plan for commercialization of a LICENSED PRODUCT in a SPECIFIC LICENSED FIELD which is distinctly different from the SPECIFIC LICENSED FIELD covered in the previous submitted plan, then BOTH Milestone D and H arc met.

This holds true for similar situations relating to Milestones C through K.

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